UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 30, 2013

MURPHY USA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35914	46-2279221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 875-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Spin-Off

On August 30, 2013 (the “Effective Date”),  the previously announced spin-off of Murphy USA Inc. (“Murphy USA”) from Murphy Oil Corporation (“Murphy Oil”) was completed. Murphy USA became an independent company that operates the U.S. retail marketing business previously owned by Murphy Oil. The spin-off was completed through the distribution to Murphy Oil’s stockholders of record of all the shares of common stock of Murphy USA.  In the distribution, Murphy Oil distributed to its stockholders one share of Murphy USA common stock for every four shares of Murphy Oil common stock outstanding as of 5:00 p.m. New York City time on August 21, 2013, the record date for the distribution.

In connection with the spin-off, Murphy USA entered into several definitive agreements with Murphy Oil that, among other things, effect the spin-off and provide a framework for its relationship with Murphy Oil after the spin-off, including the following agreements:

•        Separation and Distribution Agreement;

•        Tax Matters Agreement;

•       Transition Services Agreement;

•        Employee Matters Agreement;

•        Trademark License Agreement;

•        Lease Agreement for 200 Peach Street, El Dorado, Arkansas;

•        Hangar Rental Agreement;

•        Aircraft Maintenance Labor Pooling Agreement; and

•        Airplane Interchange Agreement.

Separation and Distribution Agreement.  The Separation and Distribution Agreement governs the terms of the spin-off of the U.S. retail marketing business from Murphy Oil’s other businesses. Generally, the Separation and Distribution Agreement includes  Murphy Oil’s and Murphy USA’s agreements relating to the restructuring steps to be taken to complete the spin-off, including the assets and rights to be transferred, liabilities to be assumed and related matters. Subject to the receipt of required governmental and other consents and approvals, in order to accomplish the spin-off, the Separation and Distribution Agreement provides for Murphy Oil and Murphy USA to transfer specified assets between the companies that will operate the U.S. retail marketing business after the distribution, on the one hand, and Murphy Oil’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Murphy Oil and Murphy USA to use reasonable efforts to obtain consents, approvals and amendments required to novate or assign the assets and liabilities that are required to be transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, during the period in which any transfer, assignment or assumption is delayed as a result of the absence of a required consent, each of Murphy Oil and Murphy USA agree to cooperate in a mutually agreeable arrangement under which the intended transferee would, to the maximum extent possible, obtain the benefits and assume the obligations of the relevant asset, claim, right, benefit and/or liability as if the relevant transfer, assignment or assumption had taken place (including by sub-contract, sub-license or sub-lease to such transferee) or under which the transferor would, with respect to an agreement, enforce for the benefit of the transferee and at the cost of the transferee, with the transferee assuming the transferor’s obligations, the rights of the transferor against any third party thereunder.

The Separation and Distribution Agreement specifies those conditions that were required to be satisfied or waived by Murphy Oil prior to the distribution. In addition, Murphy Oil had the right to determine the date and terms of the distribution, and had the right, at any time until completion of the distribution, to determine to abandon or modify the distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Murphy USA’s business with Murphy USA and financial responsibility for the obligations and liabilities of Murphy Oil’s business and liabilities arising out of refineries and related facilities previously owned by Murphy Oil with Murphy Oil. The Separation and Distribution Agreement also established procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement.  The Tax Matters Agreement governs Murphy Oil’s and Murphy USA’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

In general, under the Tax Matters Agreement, responsibility for taxes for periods prior to the distribution is allocated in the following manner:

•    with respect to any U.S. federal income taxes of the affiliated group of which Murphy Oil is the common parent, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. federal income tax filings and Murphy Oil generally will be responsible for all other such taxes;

•     with respect to U.S. state or local income taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. income and franchise tax filings and Murphy Oil generally will be responsible for all other such taxes;

•     with respect to any U.S. state or local property taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to property owned by Murphy USA or one of Murphy USA’s subsidiaries and prospectively, for any assets contributed, and Murphy Oil generally will be responsible for all other such taxes; and

•     with respect to certain non-income taxes, such as motor fuel, excise, sales and use taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. non-income tax filings, and Murphy Oil generally will be responsible for all other such taxes.

In addition, the Tax Matters Agreement imposes certain restrictions on Murphy USA and Murphy USA’s subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution and certain related transactions. The Tax Matters Agreement provides special rules allocating tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, Murphy USA will be responsible for any taxes imposed on Murphy Oil that arise from the failure of the distribution and certain related transactions to qualify as a tax-free transaction for federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that the failure to qualify is attributable to actions, events, or transactions relating to Murphy USA’s stock, assets or business, or a breach of the relevant representations or covenants made by Murphy USA in the Tax Matters Agreement.

The Tax Matters Agreement also sets forth Murphy Oil’s and Murphy USA’s obligations as to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Transition Services Agreement.  The Transition Services Agreement sets forth the terms on which Murphy Oil will provide to Murphy USA, and Murphy USA will provide to Murphy Oil, on a temporary basis, certain services or functions that the companies historically have shared. Transition services will include various corporate services. The agreement provides  for the provision of specified transition services, generally for a period of up to 18 months, with a possible extension of 6 months (an aggregate of 24 months). Compensation for transition services will be determined using an internal cost allocation methodology based on fully loaded cost (e.g., including an allocation of corporate overhead), or, in certain cases, may be based on terms and conditions comparable to those that would have been arrived at by parties bargaining at arm’s-length.

Employee Matters Agreement.  The Employee Matters Agreement governs Murphy Oil’s and Murphy USA’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Murphy Oil equity awards and certain other outstanding annual and long-term incentive awards. The Employee Matters Agreement provides that, following the distribution, Murphy USA’s active employees generally no longer participate in benefit plans sponsored or maintained by Murphy Oil and commence participation in Murphy USA’s benefit plans. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.

The Employee Matters Agreement also provides that (i) the distribution did not constitute a change in control under Murphy Oil’s plans, programs, agreements or arrangements and (ii) the distribution and the assignment, transfer or continuation of the employment of employees with another entity did not constitute a severance event under the applicable plans, programs, agreements or arrangements.

Trademark License Agreement.  The Trademark License Agreement governs the allocation of trademark rights between Murphy USA and Murphy Oil. In connection with the spin-off, Murphy Oil USA, Inc. assigned all of its rights in all trademarks incorporating the term “Murphy” to Murphy Oil. Pursuant to the Trademark License Agreement, Murphy Oil licensed to Murphy USA certain trademarks incorporating such term for use in Murphy USA’s business on a royalty-free basis.

Lease Agreement for 200 Peach Street, El Dorado, Arkansas.  In connection with the spin-off, Murphy Oil contributed to an affiliate of Murphy USA the 120,000 square foot headquarters building located at 200 Peach Street, El Dorado, Arkansas, including certain appurtenant furniture and fixtures. We entered into an agreement to lease to Murphy Oil a portion of our 200 Peach Street building. Annual lease payments under the agreement are approximately $375,000 per year.

Hangar Rental Agreement.  Under the Hanger Rental Agreement, Murphy USA rents space in Murphy Oil’s hanger on a monthly basis for the storage of its aircraft.

Aircraft Maintenance Labor Pooling Agreement.  Under the Aircraft Maintenance Labor Pooling Agreement, Murphy Oil will employ technicians and other maintenance staff to service Murphy Oil and Murphy USA aircraft stored in the Murphy Oil hangar, and Murphy USA will reimburse Murphy Oil for an allocated portion of such expenses on an actual cost basis on the terms set forth in the agreement. This agreement may be terminated by either party with 30 days’ notice.

Airplane Interchange Agreement. Under the Airplane Interchange Agreement, either Murphy Oil or Murphy USA may use the other’s aircraft and flight crew from time to time solely for business purposes, subject to certain requirements including that the aircraft is not otherwise in use, and in consideration therefor the other party is entitled to an equal number of hours of usage of the borrower’s aircraft. Each company cannot use the other company’s aircraft if such company’s usage is greater than the other company’s, unless otherwise mutually agreed upon. This agreement may be terminated by either party with 30 days’ notice.

The foregoing descriptions of these agreements are summaries of the material terms of these agreements; for the complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, each of which is incorporated herein by reference.

Credit Agreement

In connection with the spin-off, Murphy Oil USA, Inc. (for purposes of this description, the “Borrower”), a wholly-owned subsidiary of Murphy USA, together with Murphy USA and certain subsidiaries of Murphy Oil USA, Inc. (collectively, for purposes of this description, the “Guarantors”) entered into a credit agreement dated as of August 30, 2013 and related collateral and guarantee documentation (collectively, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (for the purposes of this description, the “Administrative Agent”), and the other lenders and agents party thereto.

The Credit Agreement provides for an asset-based revolving facility (the “ABL facility”), which provides borrowing availability of up to $450 million, subject to the borrowing base described below. Up to $200 million of additional borrowing capacity under the ABL facility may be extended at the request of the Borrower and with the consent of the lenders providing such incremental extension commitments. The ABL facility is scheduled to mature on the fifth anniversary of the Effective Date, subject to the ability to extend for two additional one-year periods with the consent of the extending lenders.

The borrowing base is, at any time of determination, an amount (net of reserves) equal to the sum of:

•        100% of eligible cash at such time, plus

•        90% of eligible credit card receivables at such time, plus

•        90% of eligible investment grade accounts, plus

•        85% of eligible other accounts, plus

•        80% of eligible midstream refined products inventory at such time, plus

•        75% of eligible retail refined products inventory at such time, plus

•    the lesser of (i) 70% of the average cost of eligible retail merchandise inventory at such time and (ii) 85% of the net orderly liquidation value of eligible retail merchandise inventory at such time, minus

•        any other reserves established by the Administrative Agent in its permitted discretion.

The ABL facility includes a $75 million sublimit on swingline loans and a $200 million sublimit for the issuance of letters of credit. Swingline loans and letters of credit issued under the ABL facility reduce availability under the ABL facility.

In addition to the ABL facility, the Credit Agreement provides for a $150 million term facility (the “term facility,” and together with the ABL facility, the “credit facilities”), that will mature on the third anniversary of the Effective Date.

On the Effective Date, Murphy Oil USA, Inc. incurred $150 million of indebtedness under the credit facilities, the proceeds of which were used, together with the proceeds of $500 million senior unsecured notes issued by Murphy Oil USA, Inc., to finance, in part, a cash dividend to Murphy Oil Corporation in connection with the spin-off. Following the spin-off, we expect to use the borrowing capacity under the ABL facility from time to time to provide working capital and funds for general corporate purposes.

Interest payable on the credit facilities is based on either:

•        the London interbank offered rate, adjusted for statutory reserve requirements (the “Adjusted LIBO Rate”); or

•        the Alternate Base Rate, which is defined as the highest of (a) the prime rate, (b) the federal funds effective rate from time to time plus 0.50% per annum and (c) the one-month Adjusted LIBO Rate plus 1.00% per annum, plus, (A) in the case Adjusted LIBO Rate borrowings, (i) with respect to the ABL facility, spreads ranging from 1.50% to 2.00% per annum depending on the average availability under the ABL facility or (ii) with respect to the term facility, spreads ranging from 2.75% to 3.00% per annum depending on a secured debt to EBITDA ratio and (B) in the case of Alternate Base Rate borrowings, (i) with respect to the ABL facility, spreads ranging from 0.50% to 1.00% per annum depending on the average availability under the ABL facility or (ii) with respect to the term facility, spreads ranging from 1.75% to 2.00% per annum depending on a secured debt to EBITDA ratio.

The interest rate period with respect to the Adjusted LIBO Rate interest rate option can be set at one-, two-, three-, or six-months as selected by the Borrower in accordance with the terms of the Credit Agreement.

The Borrower is obligated to make quarterly principal payments on the outstanding principal amount of the term facility beginning on the first anniversary of the Effective Date in amounts equal to 10% of the term loans made on the Effective Date, with the remaining balance payable on the maturity date of the term facility. Borrowings under the credit facilities are prepayable at the Borrower’s option without premium or penalty. The Borrower is also required to prepay the term facility with the net cash proceeds of certain asset sales or casualty events, subject to certain exceptions. The Credit Agreement also includes certain customary mandatory prepayment provisions with respect to the ABL facility.

The Credit Agreement contains certain covenants that limit, among other things, the ability of the Borrower and certain of Murphy USA’s subsidiaries to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, to enter into consolidations, mergers or sales of material assets and other fundamental changes, to transact with affiliates, to enter into agreements restricting the ability of subsidiaries to incur liens or pay dividends, or to make certain accounting changes. In addition, the Credit Agreement requires Murphy USA to maintain a minimum fixed charge coverage ratio of a minimum of 1.0 to 1.0 when availability for at least three consecutive business days is less than the greater of (a) 17.5% of the lesser of the aggregate ABL facility commitments and the borrowing base and (b) $70,000,000 (including as of the most recent fiscal quarter end on the first date when availability is less than such amount), as well as a maximum secured debt to EBITDA ratio of 4.5 to 1.0 at any time when term facility commitments or term loans thereunder are outstanding. The Credit Agreement also contains customary events of default.

All obligations under the Credit Agreement are guaranteed by Murphy USA and the Guarantors, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain assets of Murphy USA, the Borrower and the Guarantors.

The foregoing description of the Credit Agreement is only a summary of the Credit Agreement. For the complete text of the Credit Agreement, please see the agreement filed with this Current Report on Form 8-K as Exhibit 10.9, which is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2013, in connection with the spin-off, Murphy Oil Corporation contributed 100% of the capital stock of Murphy Oil USA, Inc. to Murphy USA Inc.  Murphy Oil USA, Inc. is the primary operating subsidiary of Murphy Oil’s U.S. retail marketing business that was separated from Murphy Oil in connection with the spin-off.  In consideration for the contribution, Murphy USA Inc. issued 46,743,216 shares of its common stock which, together with the 100 shares previously held by Murphy Oil, were distributed to Murphy Oil shareholders of record in the distribution.  The description of the spin-off included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement, including the information set forth under the subheading “Credit Agreement,” is incorporated by reference in this Item 2.03.

Item 5.01 Changes in Control of Registrant.

Murphy USA was a 100% owned subsidiary of Murphy Oil immediately prior to the distribution.  On August 30, 2013, Murphy Oil completed the distribution of 100% of the outstanding capital stock of Murphy USA to holders of Murphy Oil common stock on the record date of August 21, 2013. Murphy Oil holders of record received one share of Murphy USA common stock for every four shares of Murphy Oil common stock. Following completion of the distribution,  Murphy USA is an independent, publicly traded company, and Murphy Oil retains no ownership interest in Murphy USA. The description of the spin-off included under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 8.01 Other Events.

On August 30, 2013,  Murphy Oil issued a press release announcing the completion of the spin-off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to the use of proceeds of drawings under the Credit Agreement. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and gasoline prices, the pace and success of our expansion plan, our relationship with Walmart, political and regulatory uncertainty and uncontrollable natural hazards. For further discussion of risk factors, see “Risk Factors” in the Murphy USA registration statement on Form 10 (File No. 001-35914) filed with Securities and Exchange Commission. Murphy USA undertakes no duty to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The combined financial statements after giving effect to the contribution of Murphy Oil USA, Inc. were previously included in Murphy USA’s registration statement on Form 10 (File No. 001-35914) and are incorporated into this Item 9.01 by reference.

(b)	Pro Forma Financial Information

The pro forma financial information after giving effect to the contribution of Murphy Oil USA, Inc. were previously included in Murphy USA’s registration statement on Form 10 (File No. 001-35914) and are incorporated into this Item 9.01 by reference.

(d)            Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.1	Tax Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.2	Transition Services Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.3	Employee Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.4	Trademark License Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.5	Lease Agreement for 200 Peach Street, El Dorado, Arkansas, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.6	Hangar Rental Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.7	Aircraft Maintenance Labor Pooling Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.8	Airplane Interchange Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.9	Credit Agreement, dated August 30, 2013, among Murphy USA Inc., Murphy Oil USA, Inc., the Borrowing Subsidiaries, the Lenders party thereto and JPMorgan Chase Bank, N.A.
99.1	Press release issued by Murphy Oil Corporation, dated August 30, 2013, announcing the completion of the spin-off of Murphy USA Inc. from Murphy Oil Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	September 5, 2013	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.1	Tax Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.2	Transition Services Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.3	Employee Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.4	Trademark License Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.5	Lease Agreement for 200 Peach Street, El Dorado, Arkansas, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.6	Hangar Rental Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.7	Aircraft Maintenance Labor Pooling Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.8	Airplane Interchange Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.9	Credit Agreement, dated August 30, 2013, among Murphy USA Inc., Murphy Oil USA, Inc., the Borrowing Subsidiaries, the Lenders party thereto and JPMorgan Chase Bank, N.A.
99.1	Press release issued by Murphy Oil Corporation, dated August 30, 2013, announcing the completion of the spin-off of Murphy USA Inc. from Murphy Oil Corporation.

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